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                                                                       EXHIBIT 5


                  [LETTERHEAD OF LOCKHEED MARTIN CORPORATION]



August 3, 2000

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

     Re: Opinion re: Legality - Registration of Securities for use with respect to the COMSAT Corporation Savings and Profit-Sharing Plan.

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers up to 1,000,000 shares of Lockheed Martin Corporation ("Lockheed Martin") common stock (the "Common Stock"), together with an indeterminate number of plan interests to be offered or sold by reason of certain events specified in the Plan, for use in connection with the COMSAT Corporation Savings and Profit-Sharing Plan (the "Plan").

     As Vice President and Associate General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion.

     Based on that examination and review, I advise you that in my opinion:

     (i) the Corporation has been duly incorporated and is validly existing under the laws of the State of Maryland; and

     (ii) to the extent that the operation of the Plan results in the issuance of Common Stock, such shares of Common Stock have been duly and validly authorized and, when issued in accordance with the terms set forth in the Plan, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 nor the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /s/ Marian S. Block
                                   -----------------------
                                   Marian S. Block
                                   Vice President and Associate General Counsel
                                   Lockheed Martin Corporation

cc: Frank H. Menaker, Jr.